UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 31, 2005
NYMAGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)
New York

(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On August 31, 2005, NYMAGIC, INC. (the “Company”) and MMO EU, Limited, its wholly owned subsidiary, entered into a Sale and Purchase Agreement with The Robertson Group Limited and The Edinburgh Woollen Mill (Group) Limited (the “Purchasers”) for the disposition of all of the outstanding stock of MMO UK, Limited, a direct wholly owned subsidiary of MMO EU, Limited and an indirect wholly owned subsidiary of the Company (the “Agreement”). The transaction closed concurrently with the execution of the Agreement.
The Agreement provides that the consideration for the sale was 2 pounds, or approximately U.S. $3.60. Pursuant to a Taxation Deed executed in connection with the Agreement, the Purchasers will pay the Company additional consideration, estimated to be 250,000 pounds, or approximately U.S. $450,300 based on current exchange rates, contingent upon on the availability of MMO UK, Limited’s tax losses to the Purchasers.
Post-closing obligations of the Company under the Agreement and the Taxation Deed include the guarantee of the warranties of MMO EU, Limited in the Agreement and the performance of MMO EU, Limited under the Taxation Deed, respectively.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli

Name: Thomas J. Iacopelli Title: Chief Financial Officer and Treasurer
Date: September 7, 2005